        As filed with the Securities and Exchange Commission on December 4, 2006
Registration No. 333-117492

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

POST-EFFECTIVE AMENDMENT NO. 4 TO
FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT
OF 1933

_________________

HEADWATERS INCORPORATED
(Exact Name of registrant as Specified in Its Charter)

_________________

Delaware	87-0547337
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Headwaters Incorporated
10653 South River Front Parkway, Suite 300
South Jordan, UT 84095
(801) 984-9400
(Address, Including Zip Code, and
Telephone Number, Including Area
Code, of registrant’s Principal Executive Offices)

_________________

Kirk A. Benson
Chief Executive Officer and Chairman of the Board of Directors
Headwaters Incorporated
10653 South River Front Parkway, Suite 300
South Jordan, UT 84095
(801) 984-9400
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

_________________

With copy to:
Linda C. Williams, Esq.
Pillsbury Winthrop Shaw Pittman LLP
P.O. Box 7880
San Francisco, CA 94109
Telephone: (415) 983-1000

_________________

TERMINATION OF REGISTRATION

        This Post-Effective Amendment No. 4 relates to the Registration Statement on Form S-3, Registration No. 333-117492, filed on July 19, 2004, pertaining to the Registrant’s 2-7/8% Convertible Subordinated Notes due 2016 and shares of Common Stock issuable upon conversion of the notes.

        The undersigned Registrant hereby removes and withdraws from registration all securities registered pursuant to this Registration Statement which remain unissued.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this Post-Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Jordan, State of Utah, on December 4, 2006.

HEADWATERS INCORPORATED BY: /s/ * —————————————— Kirk A. Benson Chairman and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 4 to Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
* Kirk A. Benson	Director and Chief Executive Officer (Principal Executive Officer)	December 4, 2006
/s/ Scott K. Sorensen Scott K. Sorensen	Chief Financial Officer (Principal Financial and Accounting Officer)	December 4, 2006
* James A. Herickhoff	Director	December 4, 2006
* Raymond J. Weller	Director	December 4, 2006
* E. J. "Jake" Garn	Director	December 4, 2006
* R. Sam Christensen	Director	December 4, 2006
* William S. Dickinson	Director	December 4, 2006
* Malyn K. Malquist	Director	December 4, 2006
* By /s/ Harlan M. Hatfield Attorney-in-Fact